Exhibit 99.3

Albemarle Corporation and Subsidiaries

SEGMENT INCOME RECONCILIATION

(In Thousands; Unaudited)

Nine Months Ended September 30, 2012	As Previously Reported	Effect of Accounting Change	As Adjusted

Segment income:
Polymer Solutions	$161,189	$5,161	$166,350
Catalysts	209,932	3,448	213,380
Fine Chemistry	123,966	6,860	130,826

Total segment income	495,087	15,469	510,556

Corporate & other	(48,466)	23,375	(25,091)
Restructuring and other charges	(101,211)	6,508	(94,703)
Interest and financing expenses	(25,134)	—	(25,134)
Other income, net	1,564	—	1,564
Income tax expense	(76,804)	(16,578)	(93,382)

Net income attributable to Albemarle Corporation	$245,036	$28,774	$273,810

Year Ended December 31, 2011	As Previously Reported	Effect of Accounting Change	As Adjusted

Segment income:
Polymer Solutions	$237,811	$3,478	$241,289
Catalysts	323,601	2,723	326,324
Fine Chemistry	139,578	4,842	144,420

Total segment income	700,990	11,043	712,033

Corporate & other	(97,479)	(81,089)	(178,568)
Interest and financing expenses	(37,574)	—	(37,574)
Other income, net	357	—	357
Income tax expense	(130,014)	25,880	(104,134)

Net income attributable to Albemarle Corporation	$436,280	$(44,166)	$392,114

Year Ended December 31, 2010	As Previously Reported	Effect of Accounting Change	As Adjusted

Segment income:
Polymer Solutions	$198,261	$2,300	$200,561
Catalysts	248,773	1,670	250,443
Fine Chemistry	72,148	4,074	76,222

Total segment income	519,182	8,044	527,226

Corporate & other	(73,040)	(20,949)	(93,989)
Restructuring and other charges	(6,958)	—	(6,958)
Interest and financing expenses	(25,533)	—	(25,533)
Other income, net	2,788	—	2,788
Income tax expense	(92,719)	4,963	(87,756)

Net income attributable to Albemarle Corporation	$323,720	$(7,942)	$315,778